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BlackRock Asian Dragon Fund, Inc. (the "Registrant")
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77Q1(a):

Copies of any material amendments to the Registrant's charter or by-laws

Attached please find as an exhibit to Sub-Item 77Q1(a) of Form N-SAR, a copy of the Articles of Amendment to the Charter of the Registrant filed with the State of Maryland.

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                                                                EXHIBIT 77Q1(A)

                         BLACKROCK PACIFIC FUND, INC.

                             ARTICLES OF AMENDMENT

   BLACKROCK PACIFIC FUND, INC., a Maryland corporation (the "Corporation"), does hereby certify to the State Department of Assessments and Taxation of the State of Maryland that:

   FIRST: That the charter of the Corporation (the "Charter") is hereby amended
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by deleting Article II in its entirety and inserting in lieu thereof the following:

                                  "ARTICLE II

                                     NAME
                                     ----

The name of the Corporation is BLACKROCK ASIAN DRAGON FUND, INC. (the "Corporation")."

   SECOND: The amendments to the Charter that are effected by these Articles of
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Amendment have been approved by a majority of the entire board of directors of the Corporation and are limited to changes expressly authorized by
Section 2-605(a)(1) of the Maryland General Corporation Law to be made without action by the stockholders of the Corporation.

   THIRD: The authorized stock of the Corporation has not been increased by
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these Articles of Amendment.

   FOURTH: As amended hereby, the Charter shall remain in full force and effect.
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   FIFTH: These Articles of Amendment shall be effective as of the 31st day of
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October 2017.

                 [Remainder of Page Intentionally Left Blank]

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   IN WITNESS WHEREOF, the Corporation has caused these Articles of Amendment to be signed in its name and on its behalf on this 31st day of October, 2017, by the President and Chief Executive Officer of the Corporation who acknowledges that these Articles of Amendment are the act of the Corporation and that to the best of his knowledge, information and belief, and under penalties for perjury, the matters and facts set forth herein are true in all material respects.

WITNESS:                              BLACKROCK PACIFIC FUND, INC.

/s/ Benjamin Archibald                /s/ John Perlowski
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  Name: Benjamin Archibald              Name: John Perlowski
  Title: Secretary                      Title: President and Chief Executive
                                        Officer

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